Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Aqreement”), is entered into as of Feb 2, 2026 (“Effective Date”) by and between Nature’s Miracle Holding Incorporated, a Delaware corporation (the “Company”) and Jinlong Frank Du, an individual (the “Executive”). The term “Company” as used herein with respect to all obligations of the Executive hereunder shall be deemed to include Nature’s Miracle Holding Incorporated and all of its subsidiaries, affiliates, or subsidiaries or affiliates of its parent companies (collectively, the “Group”).

RECITALS

Whereas, the Company desires to employ the Executive and to assure itself of the services of the Executive upon the terms and conditions of this Agreement; and

Whereas, the Executive desires to be employed by the Company upon the terms and conditions of this Agreement.

Now, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto hereby agree as follows:

1 .. POSITION AND RESPONSIBILITIES.

During the term of this Agreement, Executive agrees to serve as “President” of the Company in charge of agricultural and cannabis business (“Employment”). Company understands that Executive’s services will not be exclusive and that Executive will also be continuing to provide his services to other companies including, but not limited to Megaphoton, Inc. and/or other companies which may compete with Company.

2. TERM.

Subject to the terms and conditions of this Agreement, the term of the Employment shall commence on the Effective Date and end on January 31, 2029, unless terminated earlier pursuant to the terms and conditions of this Agreement (“Term”). Upon expiration of the Term, the Employment shall be automatically extended for successive one-year periods unless either party gives the other party written notice to terminate the Employment at least thirty days prior to the expiration of the then current Term or unless terminated earlier pursuant to the terms and conditions of this Agreement.

3. COMPENSATION, BENEFITS AND REIMBURSEMENT.

(a)	Base Salary. The Employer shall pay Executive a salary of not less than $300,000 per year (“Base Salary”). Such Base Salary shall be payable biweekly, or with such other frequency as officers and employees of the company are generally paid, but no less frequent than once per month. During the Term, the Executive’s Base Salary shall be no less than the total salary and remuneration received by James Li from the Group. During the Term, the Base Salary shall not be reduced and any increase in Base Salary to become “Base Salary” for purposes of this Agreement.

(b)	Bonus And Incentive Compensation. Executive shall be entitled to incentive compensation and bonuses as provided in any plan or arrangement of the Group in which other executives are eligible to participate or as otherwise agreed to between the Company and the Executive. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

(c)	Employee Benefits. Executive shall be entitled to participate in all employee benefit plans, programs and arrangements as generally provided by the Group to its employees.

(d)	Expense Reimbursements. During the Term, the Company shall pay or reimburse Executive for all reasonable travel, entertainment and other reasonable expenses incurred by Executive during the course of performing his obligations under this Agreement, upon presentation to the Company of an itemized account of such expenses.

(e)	Paid Time Off. Executive shall be entitled to paid vacation time each year during the Term of this Agreement in accordance with the Company’s usual practices, as well as sick leave, holidays and other paid absences in accordance with the Company’s policies and procedures for senior executives.

(f)	Equity Incentives. Executive is entitled to participate in any incentive plan provided by the Company to its senior executives or as otherwise determined by the CEO and the Board.

4. TERMINATION.

(a)	Termination By Company. The Company may terminate the Employment at any time, but any termination other than Termination for Cause, as defined herein, shall not prejudice the Executive’s right to compensation or other benefits under this Agreement. The Company may terminate the Employment for cause, as defined herein, at any time, without notice or remuneration, if the Executive (1) is convicted of a felony offence of moral turpitude and the conviction becomes final; (2) willful misconduct of the Executive; or (3) if the Executive is guilty of fraud or dishonesty. For the purposes of this paragraph, no act, or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon the direction of the Chief Executive Officer or Board of Directors or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Termination for Cause shall require the affirmative vote of a majority of the members of the Company’s Board of Directors.

(b)	Termination by Executive. Executive may terminate the Employment at any time, with a one-month prior written notice to the Company or by payment of one month’s salary in lieu of notice. In addition, Executive may resign prior to the expiration of the Agreement if such resignation or an alternative arrangement with respect to the Employment is approved by a majority of the Board.

5. CONFIDENTIALITY AND NONDISCLOSURE

(a)	Confidentiality and Non-disclosure. Executive hereby agrees that at all times during the Term, and after termination of the Employment, to hold in the strictest confidence, and not to use, except for the benefit of the Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. The Executive understands that “Confidential Information” means any proprietary or confidential information of the Group, its affiliates, their clients, customers or partners, and the Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Group on whom the Executive called or with whom the Executive became acquainted during the term of his Employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances, information about the suppliers, joint ventures, licensors, licensees, distributors, and other persons with whom the Company does business, information regarding the skills and compensation of other employees of the Company or other business information disclosed to the Executive by or obtained by the Executive from the Company, its affiliates, or their clients, customers, or partners, either directly or indirectly, in writing, orally or by drawings or observation of parts or equipment, if specifically indicated to be confidential or reasonably expected to be confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is generally available and known to the public through no fault of the Executive.

(b)	Company Property. Executive understands that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with his work, or using the facilities of the Company, are property of the Company and subject to inspection by the Company, at any time. Upon termination of the Employment (or at any other time when requested by the Company), the Executive will promptly deliver to the Company all documents and materials of any nature pertaining to his work with the Company and will provide prompt written certification of his compliance with this Agreement. Under no circumstances will the Executive have, following his termination, in his possession any property of the Company, or any documents or materials or copies thereof containing any Confidential Information.

(c)	Former Employer Information. The Executive agrees that he has not and will not, during the term of his employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Executive has an agreement or duty to keep in confidence, or (ii) bring into any premises of the Company any document or confidential or proprietary information belonging to such former employer, person or entity unless consented to in writing by such former employer, person or entity. The Executive will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

(d)	Third Party Information. The Executive recognizes that the Company may have received, and in the future may receive, from third parties, confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees that the Executive owes the Company and such third parties, during the Executive’s Employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Company’s agreement with such third party.

(e)	This Section 5 shall survive the termination of this Agreement for any reason.

6. REPRESENTATIONS

The Executive hereby represents that the Executive’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to his Employment by the Company. The Executive has not entered into, and hereby agrees that he will not enter into, any oral or written agreement in conflict with this paragraph. Executive represents that Executive will consult his own consultants for tax advice and is not relying on the Company for any tax advice with respect to this Agreement or any provisions hereunder.

7. BINDING ON SUCCESSORS.

This Agreement shall be binding upon and inure to the benefit of Executive and the Employer and their respective successors and assigns.

8. MODIFICATION AND WAIVER.

This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

9. SEVERABILITY.

If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

10. HEADINGS FOR REFERENCE ONLY.

The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

11. GOVERNING LAW.

This Agreement shall be governed by the laws of the State of California. The sole venue for any despite arising out of this Agreement is Los Angeles, California.

12. INDEMNIFICATION.

Executive shall be provided with coverage under a standard directors’ and officers’ liability insurance policy, with a minimum per-claim limit of $2,000,000, and shall be indemnified for the term of this Agreement and for a period of six years thereafter, to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company or any affiliate (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of settlements (such settlements must be approved by the Board), provided, however, Executive shall not be indemnified or reimbursed for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Nature’s Miracle Holding Incorporated,

By:	/s/ “James” Tie Li
Name:	“James” Tie Li
Title:	CEO and Chairman

Executive

Signature:	/s/ Jinlong Frank Du
Name:	Jinlong Frank Du